LEGG MASON MARYLAND TAX-FREE INCOME TRUST
                   -----------------------------------------

March 31, 1997 - March 31, 1998 (one year)
-------------------------------
 Cumulative Total Return
 -----------------------

   ERV  = (16.39 x 1.05778) - (16.36 x 1.0) x 1000 + 1000 = 1059.72
          --------------------------------
                       (16.36 x 1.0)

   P    = 1000

   C    = 1059.72   -  1  = 0.05972= 5.97%
          -------                    ----
            1000


   Average Annual Return:  Same
   ---------------------

March 31, 1993 - March 31, 1998 (five years)
-------------------------------
 Cumulative Total Return
 -----------------------

   ERV  = (16.39  X  1.31408) -  (16.42 x 1.0)  x  1000 + 1000 = 1311.68
          ------------------------------------
                        (15.46 x 1.0)

   P    = 1000

   C    = 1311.68   -  1  =  0.3116  = 31.16%
          -------                      -----
           1000


   Average Annual Return:
   ---------------------
                             1
                         -----
                             5

   (0.3116 + 1)           -  1  = 5.57%
                                  ----


May 1, 1991 - March 31, 1998 (life of fund)
----------------------------
 Cumulative Total Return
 -----------------------

   ERV  = (16.39  X  1.46971) -  (15.12 x 1.0)  x  1000 + 1000 = 1593.15
          ------------------------------------
                         (15.12 x 1.0)

   P    = 1000

   C    = 1593.15   -  1  = 0.5931  = 59.32%
          -------                     -----
           1000


   Average Annual Return:
   ---------------------
                             1
                         -----
                        6.91781

   (0.5932 + 1)           -  1  = 6.96%
                                  ----